UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 20, 2014

Capital Southwest Corporation
(Exact Name of Registrant as Specified in Charter)

Texas
(State or Other Jurisdiction of Incorporation)

811-1056	75-1072796
(Commission File Number)	(IRS Employer Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas	75230
(Address of Principal Executive Offices)	(Zip Code)

(972) 233-8242
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On January 20, 2014, the Board of Directors (the “Board”) of Capital Southwest Corporation (the “Company”) elected Joseph B. Armes as Chairman of the Board and appointed David R. Brooks and William R. Thomas III to the Board.  The Board increased its size from six to seven members and appointed Messrs. Brooks and Thomas to fill the vacancies created by the resignation of Richard F. Strup in November 2013 and the increase in the size of the Board.

Mr. Armes has served as a director and President and Chief Executive Officer of the Company since June 2013.  Mr. Brooks has been the Chairman of the Board and Chief Executive Officer of Independent Bank Group, Inc., a publicly-traded bank holding company with approximately $2.0 billion in  assets, since its founding in 2002.  Mr. Thomas is a private investor and has served as the President of the Thomas Heritage Foundation, a non-profit grant-making corporation, since 2008.   Mr. Thomas worked for the Company from July 2006 to September 2012, most recently as a Vice President.  Mr. Thomas currently serves as a director of Encore Wire Corporation.  The compensation payable to Messrs. Brooks and Thomas will be consistent with that provided to the Company’s other non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.

On January 24, 2014, the Company issued a press release announcing the appointment of Messrs. Brooks and Thomas to the Board.  A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

(e)  On January 20, 2014, the Compensation Committee of the Board approved a compensation package for the 2014 fiscal year for Kelly Tacke, who was appointed as the Company’s Senior Vice President, Chief Financial Officer and Treasurer on November 18, 2013.  The elements of Ms. Tacke’s financial package, which are consistent with the Company’s compensation objectives as stated in its most recent proxy statement, are as follows: (i) base salary of $250,000, which will be subject to annual review, and a performance-based annual bonus with a target amount of 100% of the base salary; (ii) options to acquire 25,000 shares of the Company’s common stock, at an exercise price of $33.52 per share, based upon the Company's closing stock price on January 17, 2014, issued under the Company’s 2009 Stock Incentive Plan; (iii) 4,000 restricted stock units issued under the Company’s 2010 Restricted Stock Award Plan; and (iv) 10,000 phantom stock options, issued under the Company’s Phantom Stock Option Plan.  Ms. Tacke has not entered into any severance or change in control agreement with the Company.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on January 24, 2014.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 24, 2014

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Joseph B. Armes
Joseph B. Armes
President and Chief Executive Officer